EXHIBIT 10.2

Second Amendment to the Equity Office Properties Trust

1997 Share Option and Share Award Plan
(As Amended and Restated Effective September 1, 2003)

      WHEREAS, Equity Office Properties Trust (the “Company”) has adopted the Equity Office Properties Trust 1997 Share Option and Share Award Plan (As Amended and Restated Effective September 1, 2003) (the “Plan”), and has reserved the right to amend the Plan; and

      WHEREAS, the Company desires to amend the Plan to provide for the granting of Share Awards in the form of Share Units;

      NOW THEREFORE, the Company hereby amends the Plan, effective March 1, 2004, in the following respects:

1. The second paragraph of paragraph 1 is amended to read as follows:

The Plan will provide a means whereby such individuals may receive: (a) authorized common shares of beneficial interest of the Company (“Shares”), or a bookkeeping entry representing the equivalent of Shares (“Share Units”), subject to conditions and restrictions described herein and otherwise determined by the Committee (“Share Awards”); (b) options to purchase Shares (“Options”); (c) Share Appreciation Rights (“SARs”) in tandem with or independent of Options; or (d) dividend equivalent rights with respect to Shares (“Dividend Equivalents”).

2. Paragraph 5(b) is amended to read as follows:

(b) Rights of Grantee. The Grantee shall be entitled to all of the rights of a shareholder with respect to the Share Awards (other than Share Awards in the form of Share Units) including the right to vote such Shares and to receive dividends and other distributions payable with respect to such Shares from and after the Date of Grant; provided that any securities or other property (but not cash) received in any such distribution with respect to a Share Award that is still subject to the restrictions in subparagraphs (a)(i), (ii) or (iii) above, shall be subject to all of the restrictions set forth herein with respect to such Share Award.

3. Paragraph 5(c) is amended to read as follows:

(c) Issuance. If certificates for the Shares covered by a Share Award (other than a Share Award in the form of Share Units) have been issued, such certificates shall be held in escrow by the Company. Except in the case of Shares covered by a Share Award under paragraph 3(b), stock powers for such Shares shall be executed in blank by the Grantee, until all restrictions lapse or such Shares are forfeited as provided herein. A certificate or certificates for the Shares covered by a Share Award as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

      IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company, this 19th day of May, 2004.

EQUITY OFFICE PROPERTIES TRUST

By:	/s/ STANLEY M. STEVENS

Stanley M. Stevens
Executive Vice President, Chief Legal Counsel
and Secretary